EXHIBIT 99-2
TBNC - Nasdaq National Market SUPR - Effective mid-2006 April 2006

Cautionary Statement Regarding Forward Looking Statements Statements in this presentation that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this presentation or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward looking statements," some of those factors include general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by The Banc Corporation; changes in the loan portfolio and the deposit base of The Banc Corporation; and changes due to natural disasters, such as hurricanes. The Banc Corporation disclaims any intent or obligation to update "forward looking statements." 2

5-Year Goals Transaction Announcement Strategic Impact Financial Impact Summary 3 Presentation Overview

Focus on growth markets: NE Alabama, Florida Continue to re-engineer balance sheet Seek strategic bank partners Build bank to $2-3 billion in total assets Achieve peer bank performance 5-Year Plan of Value Creation 4

2005: Platform Stabilization Clean-up Balance Sheet Staffing 2006: Market Expansion Acquisition Growth to $3B 2007-2008: Profitability Maximization at $3B 2009: Shareholder Value Maximization 5-Year Plan: Strategic Chronology 5

N.E. Alabama or Florida Low-cost, deposit-gathering banks Excess capital No credit, interest risk problems 5-Year Plan: Bank & Thrift Acquisitions 6

Expansion into large, affluent and high growth market Opportunity to build on current Florida franchise presence Compelling pricing and pro forma financial impact Leverages management's extensive Florida and M&A experience Florida Expansion Accelerates the rationalization of current Alabama franchise Adds branch locations, reducing de novo needs Builds operating leverage through cost savings & scale Accelerates balance sheet transformation Accelerates core funding remix Provides inexpensive core deposits Brings liquidity to fund loan growth Compelling pro forma financial impact Retains capital flexibility Alabama Consolidation Two-Pronged Acquisition Strategy 7

Florida: Strategic Rationale Opportunity to build a $1 billion Florida bank Pro forma Florida franchise: 20 branches with approximately $553 million in deposits and $402 million in loans1 TBNC already lends in Tampa: $100 million in total loans and commitments Notes: 1 SNL Financial, data as of June 30, 2005 Gainesville Ocala Tampa Miami Fort Myers Tallahassee Panama City Naples Sarasota Kensington Locations Planned Branches Current Florida Franchise 589 Current Future 8

Florida: Kensington Bankshares Update Notes: 1 SNL Financial, data as of June 30, 2005 589 Current Future 9 1Q '06 vs. 1Q '05 Loan Growth: 28% Deposit Growth: 21% Fee Income Growth: 126% ROAA: 1.07% Closing: 3Q '06

Opportunity to rationalize Alabama franchise Pro forma Alabama franchise: 40 branches with approximately $1.2B in deposits and $1.0B in loans1 2nd largest community bank headquartered in Alabama Notes: 1 As of December 31, 2005 10 Strategic Impact: Alabama Franchise

Financial Summary Assets of $572 million Deposits of $439 million Gross Loans of $336 million 18 Branch locations 2006 Projected Net Operating Income of $3.0 million 11 Franchise Locations Notes: Financial data as of December 31, 2005 Transaction Announcement: COMB

Offer Value: $10.37 per share or $98.0 million(1) Fixed Exchange Ratio: 0.8974 x Form of Consideration: 100% Stock (options and warrants cashed out) Special Dividend: Up to $0.50 per share special dividend in cash paid at closing, subject to certain closing conditions COMB Ownership: 23% of pro forma company Termination Fee: 4.0% of deal value Approvals: Customary regulatory and shareholder approvals Expected Closing: 4th Quarter 2006 Cost Savings: 25% (phased in 75% 2007; 100% thereafter) Board Representation: 2 directors on corporate board Notes: 1 Based on 30-day average closing price for TBNC of $11.56 (as of 4/28/06) Terms of Proposed Transaction 12

Compelling pricing Note: *Based upon 52 southeast commercial bank transactions (excluding Florida) announced since 1/1/2004 with deal value $15m - $1.0bn. Source: SNL Financial, LC **Based on 30-day average closing price for COMB of $8.95 (as of 4/28/06) Terms of Proposed Transaction 13

Due diligence conducted by experienced team over several weeks 65% of loan portfolio review Full OREO / NPA review Thorough litigation review Cost savings verified Extensive Due Diligence 14

Transaction Accounts 0.44 Brokered CDs 0 Customer CDs 0.48 Slice 13 Slice 14 Slice 15 Slice 16 Transaction Accounts 0.44 Brokered CDs 0.14 Customer CDs 0.42 Slice 13 Slice 14 Slice 15 Slice 16 TBNC ($1,324 mm) Average Cost of Deposits: 2.66% Notes: Total deposits for TBNC pro forma for the acquisition of Kensington as of 12/31/05; average cost of deposits as of 12/31/05 COMB ($439mm) Average Cost of Deposits: 2.33% Transaction Accounts 0.46 Brokered CDs 0.11 Customer CDs 0.43 Slice 14 Slice 15 Slice 16 PRO FORMA ($1,764 mm) Blended Cost of Deposits: 2.55% Financial Impact: Core Deposits 15

Bank Excess Capacity Loan / Deposit Ratio TBNC ~ $80 M 92 % Kensington ~ $150 M 45 % COMB ~ $100 M 77 % TOTAL ~ $330 M 81 % Excess capacity creates opportunity Increase yields by lending out Redeploy investment portfolio assets to lending assets Financial Impact: Funding Loan Growth 16

Immediate earnings per share accretion 3 cents (6%) accretive in 2007 (pro forma EPS of $0.55) 5 cents (7%) accretive in 2008 (pro forma EPS of $0.72) Significant cost saving opportunities (25% of COMB's non-interest expense) Capital flexibility retained Tangible Equity / Tangible Assets of 6.1% at close; 6.6% within 9 months Total Capital Ratio of 11.9% 4-year earn-back on 10% tangible book dilution Projected internal rate of return equals 15% Financial Impact: Pro Forma 17

Financial Impact: Pro Forma EPS 18

Financial Impact: Pro Forma Profile 19

Sizable operating platform Banking experience of personnel Economies of Northeast Alabama, Florida In-market customer dislocation Two accretive and strategically important deals Our Pro Forma Assessment 20

(effective mid-2006) NASDAQ Symbol: SUPR 2 21